Exhibit 99.2

                   The First Bancshares, Inc. Files
            Application for NASDAQ Capital Market Listing

    HATTIESBURG, Miss.--(BUSINESS WIRE)--Feb. 23, 2006--The First Bancshares, Inc. (OTCBB:FBMS) today announced that it has filed an application to list its common stock on the NASDAQ Capital Market. The Company is working diligently with NASDAQ to complete the application process. On average, this review could take 6-8 weeks to complete. During this process, shares of the company's common stock will continue to be quoted on the OTC Bulletin Board under the symbol "FBMS."
    The First Bancshares, Inc. - the parent company of The First, A National Banking Association - has assets of $294 million. Founded in 1996, The First operates 7 offices with locations in Hattiesburg, Laurel, Purvis, Picayune and Pascagoula, Mississippi.
    Investors can access additional information or on-line banking and bill pay services at www.thefirstbank.com.



    CONTACT: The First Bancshares, Inc.
             David E. Johnson or Donna T. Rutland, 601-268-8998